Exhibit 8.1

                              LIST OF SUBSIDIARIES
                              --------------------

The following is a list of the Company's significant subsidiaries, all of which were organized in Mexico:

RADIO STATIONS:
--------------

XEQR, S.A. de C.V.

XERC, S.A. de C.V.

XEEST, S.A. de C.V.

XEQR-FM, S.A. de C.V.

XERC-FM, S.A. de C.V.

XEJP-FM, S.A. de C.V.

XEDKR-AM, S.A. de C.V.

Radio Red, S.A. de C.V.

Radio Red-FM, S.A. de C.V.

Radio Sistema Mexicano, S.A.

Estacion Alfa, S.A. de C.V.

Emisora 1150, S.A. de C.V.


MARKETING COMPANIES:
-------------------

Radio Centro Publicidad, S.A. de C.V.

GRC Publicidad, S.A. de C.V.

GRC Medios, S.A. de C.V.


SERVICE COMPANIES:
------------------

Promotora Tecnica de Servicios Profesionales, S.A. de C.V.

Publicidad y Promociones Internacionales, S.A. de C.V.

Promo Red, S.A. de C.V.

GRC Radiodifusion, S.A.

REAL ESTATE COMPANIES:
----------------------

Universal de Muebles e Inmuebles, S.A. de C.V.

Inmobiliaria Radio Centro, S.A. de C.V.


SUB-HOLDING COMPANIES:
---------------------

Desarrollos Empresariales, S.A. de C.V.

Radiodifusion Red, S.A. de C.V.

Enlaces Troncales, S.A. de C.V.

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